UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2007

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Line of Credit with Wachovia Bank, NA

On January 24, 2007, Smart Online entered into an amendment to its revolving credit arrangement (the "Line of Credit") with Wachovia Bank, NA ("Wachovia"). The amendment resulted in an increase in the Line of Credit from $1.3 million to $2.5 million. The pay off date for the Line of Credit was also extended from August 1, 2007 to August 1, 2008. All other terms and conditions as set forth in the Current Report on Form 8-K, filed on November 14, 2006, remained.

The Line of Credit is secured by Smart Online's deposit account at Wachovia and an irrevocable standby letter of credit (the "Letter of Credit") in the amount of $2,500,000 issued by HSBC Private Bank (Suisse) S.A. with Atlas Capital, S.A., a current stockholder of Smart Online, as account party. The amendment to the Letter of Credit was previously described on a Current Report on Form 8-K filed by Smart Online on January 19, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

January 30, 2007	By:	/s/ Thomas P. Furr

Name: Thomas P. Furr
Title: Chief Operating Officer